CONTACT: Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President,
Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien - Investor Relations
Stephanie Sampiere - Media Relations
FD Morgen-Walke Associates
(212) 850-5600

TALBOTS ANNOUNCES APRIL COMPARABLE STORE SALES
DECREASE OF 6.5%, AS EXPECTED

Company Reconfirms Outlook for First Quarter Earnings per Share

        Hingham, MA, May 8, 2003 — The Talbots, Inc. (NYSE:TLB) today announced that total Company sales for fiscal April, the four weeks ended May 3, 2003, were $131.5 million, up 1% from $130.1 million for the four weeks ended May 4, 2002. Comparable store sales decreased 6.5% for the month, as expected.

        The Company also announced total sales for the thirteen weeks ended May 3, 2003, increased 1% to $395.0 million from $391.3 million reported for the thirteen weeks ended May 4, 2002. Retail store sales increased 2% to $329.2 million this year compared to $321.7 million last year. Included in retail store sales was a decrease in comparable store sales of 4.3% for the thirteen-week period. Catalog sales were down 5% to $65.8 million from $69.6 million in the prior year period.

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        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “Our April comparable store sales results were in line with our previously stated expectations. As a result, we are reconfirming our outlook for first quarter earnings per diluted share to be in the range of $0.48 to $0.51, versus $0.57 reported last year.”

        “We did see an improvement in our regular-price selling as we moved through the month and are hopeful for a continuation of these trends as we look to the second quarter. However, we believe it is appropriate to remain cautious given the considerable uncertainty in the environment. With the new quarter just beginning, we will be better able to gauge our sales trends and earnings expectations when we are further into the period,”* concluded Mr. Zetcher.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 917 stores – 475 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 249 Talbots Petites stores, including two Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 62 Talbots Kids stores; 64 Talbots Woman stores, including one Talbots Woman store in Canada; three Talbots Mens Stores and 24 Talbots Outlet stores. Its catalog operation circulated approximately 50 million catalogs worldwide in fiscal 2002. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by an “asterisk” (“*”) or such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information constitutes forward-looking information. The specialty apparel retail business is an evolving and highly competitive marketplace and such forward-looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including levels of sales, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts, effectiveness of its e-commerce site, store traffic, acceptance of Talbots fashions, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence, a continued highly uncertain economy and a volatile stock market, the impact of the hostilities in the Middle East and the possibility of hostilities in other geographic areas, the potential impact of the SARS health concerns, particularly on our manufacturing operations in Asia, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and you are urged to consider such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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TALBOTS ANNOUNCES APRIL SALES MESSAGE POINTS MAY 8, 2003

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our April sales results. Please note that my prepared remarks will conclude with the full forward-looking statement disclaimer.

•	This morning we announced that total Company sales for fiscal April, the four weeks ended May 3, 2003, were $131.5 million, up 1% from $130.1 million for the four weeks ended May 4, 2002. Comparable store sales decreased 6.5% for the month, as expected.

•	Year-to-date sales for the thirteen-weeks ended May 3, 2003 increased 1% to $395.0 million from $391.3 million reported for the thirteen weeks ended May 4, 2002. Comparable store sales decreased 4.3% for the thirteen-week period.

•	Given our on plan results for April comparable store sales, we are able to reconfirm our outlook for first quarter earnings per diluted share in the range of $0.48 to $0.51, versus last year’s $0.57.

•	Our comp store sales by concept for the month and the first quarter were as follows: our U.S. Misses stores were down 8% and down 5% respectively; U.S. Petite stores were down 6% for the month and down 2% for the quarter. Kids stores were up 19% for the month and down 9% for the quarter and Talbots Accessories & Shoes stores decreased 11% for the month and decreased 12% for the quarter.

•	Moving to comp performance by region for the month and the first quarter: the Northeast was down 10% and down 7% respectively; the South was down 1% for the month and down 2% for the quarter; the Midwest was down 8% for the month and down 3% for the quarter; and finally the West was down 6% for the month and down 6% for the quarter.

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•	Turning to merchandise, novelty continues strong across all categories. Pants in all lengths and skirts, especially shorter lengths are also performing well. The customer is also responding to sweaters and knit tops in new necklines, colors and yarns.

•	Our kids business performed well in the month due to the Easter shift, particularly in the weeks leading up to the Easter holiday.

•	Our catalog business trended similar to stores throughout the quarter. Our main spring book mailed in early March continues to perform well above plan and our more recent spring/summer catalog was mailed in early April and is currently trending close to plan.

•	In our newest concept, Talbots Mens, we now have three stores open, Westport, Connecticut; Worthington, Ohio and King of Prussia, Pennsylvania. We are pleased with the customer’s early response to our merchandise and store design. Key performers include outerwear, sweaters, sport shirts, knits and ties.

•	Turning to inventory, at the end of April in our U.S. women’s stores, inventory was down approximately 4% on a per square foot basis. We anticipate inventory levels to be down low-to-mid-single digits per square foot compared to last year throughout the second quarter.

•	Looking ahead, we did see an improvement in our regular-price selling as we moved through the month of April and are hopeful for a continuation of these trends as we look to the second quarter. However, we believe it is appropriate to remain cautious given the considerable uncertainty in the environment. Therefore at this time we anticipate that our May comparable store sales will trend similar to April, at negative mid-to-high-single digits.

•	With the new quarter just beginning, we will be better able to gauge our sales trends and earnings expectations when we are further into the period.

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•	And finally, as a reminder, we will be announcing first quarter earnings on Wednesday, May 21st and have scheduled a conference call for 10:00 a.m. that morning.

•	Thank You.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by an “asterisk” (“*”) or such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information constitutes forward-looking information. The specialty apparel retail business is an evolving and highly competitive marketplace and such forward-looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including levels of sales, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts, effectiveness of its e-commerce site, store traffic, acceptance of Talbots fashions, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence, a continued highly uncertain economy and a volatile stock market, the impact of the hostilities in the Middle East and the possibility of hostilities in other geographic areas, the potential impact of the SARS health concerns, particularly on our manufacturing operations in Asia, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and you are urged to consider such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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